Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT
AMENDMENT NO. 2, dated as of March 20, 2012 (this “Amendment”), to the Credit Agreement, dated as of December 21, 2010 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), among CNO Financial Group, Inc. (the “Company”), the lenders from time to time party thereto (the “Lenders”) and Morgan Stanley Senior Funding, Inc., as agent (in such capacity, the “Agent”). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein.
W I T N E S S E T H:
WHEREAS, the Company has adopted the Financial Accounting Standards Board's Accounting Standards Update No. 2010-26 (“ASU 2010-26”) effective January 1, 2012;
WHEREAS, Section 1.04(d) of the Credit Agreement contemplates that if any material change is made to GAAP or the Company's accounting practices that would affect in any material respect the determination of compliance with the covenants set forth in the Credit Agreement, the Company shall notify the Agent of the change and the Company and the Agent shall negotiate in good faith to amend such covenant, subject to the approval of the Required Lenders, to restore the Company and the Lenders to the position they occupied before the implementation of such material change in GAAP or accounting practices;
WHEREAS, the Company has advised the Agent that the adoption of ASU 2010-26 constitutes a material change as contemplated by Section 1.04(d) of the Credit Agreement and the Company desires to amend the Credit Agreement to restore the Company and Lenders to the position they occupied before such material change;
WHEREAS, the Obligors and Required Lenders wish to make certain other amendments to the Credit Agreement;
NOW, THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I

Amendments

Section 1.1.    Section 1.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definition:

“ASU 2010-26” means the Financial Accounting Standards Board's Accounting Standards Update No. 2010-26.
Section 1.2    The definition of “Total Capitalization” in Section 1.01 of the Credit Agreement is hereby replaced with the following:

“Total Capitalization” means, without duplication, (a) the amount described in clause (a) of the definition of “Debt to Total Capitalization Ratio” plus (b) the Total Shareholders' Equity of the Company; provided that any change to the foregoing resulting from the adoption by the Company of ASU 2010-26 shall be disregarded for the purposes hereof to the extent the Company quantifies the impact of ASU 2010-26 for the most recent Fiscal Quarter and/or Fiscal Year, as applicable, and the cumulative impact since its adoption.
Section 1.3.    The reference in Section 7.16(d) of the Credit Agreement to “1%” is hereby replaced with “3%”.

Section 1.4.    The portion of Schedule 3 to Exhibit A to the Credit Agreement under the heading “Section 7.11 - Debt to Total Capitalization Ratio” is hereby replaced with Annex A attached hereto.

ARTICLE II

Conditions to Effectiveness

This Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) on which:
(a)The Agent shall have received executed counterparts of this Amendment by the Company, the Required Lenders and the Agent, which shall be original or facsimile or Adobe PDF delivered by electronic mail (followed promptly by originals) unless otherwise specified, properly executed by a Responsible Officer of the signing Obligor, dated the Amendment No. 2 Effective Date and in form and substance reasonably satisfactory to the Agent and each of the Lenders.
(b)The Company shall have paid (or cause to have been paid) to the Agent, for the ratable account of each Lender who has executed this Amendment prior to 12:00p.m. New York City time on March 16, 2012, a fee equal to 0.05% of their outstanding Loans.
(c)The representations and warranties of the Company contained in Article 5 of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (x) which are not qualified as to materiality shall be true and correct in all material respects and (y) which are qualified as to materiality shall be true and correct, in each case, on and as of the Amendment No. 2 Effective Date and after giving effect to the effectiveness of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, or true and correct, as the case may be, as of such earlier date, and except that for purposes of this clause (c), the representations and warranties contained in Sections 5.11(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished prior to the Amendment No. 2 Effective Date or pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.

ARTICLE III

Representation and Warranties.

After giving effect to the amendments contained herein, on the Amendment No. 2 Effective Date the Company hereby confirms that: (a) this Amendment has been duly authorized, executed and delivered by each Obligor; (b) each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of each Obligor enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability; (c) the representations and warranties of the Company contained in Article 5 of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (x) which are not qualified as to materiality shall be true and correct in all material respects and (y) which are qualified as to materiality shall be true and correct, in each case, on and as of the Amendment No. 2 Effective Date and after giving effect to the effectiveness of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, or true and correct, as the case may be, as of such earlier date, and except that for purposes of this clause (c), the representations and warranties contained in Sections 5.11(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished prior to the Amendment No. 2 Effective Date or pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively, and (d) no Default or Event of Default exists, or will result from the effectiveness of this Amendment and the Borrowings to be made on the Amendment No. 2 Effective Date in connection herewith.
ARTICLE IV
Miscellaneous

Section 4.1.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission (including in .pdf or similar format) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 4.2.    Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 4.3.    Headings. Section headings herein and in the Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Amendment or any Loan Document.

Section 4.4.    Effect of Amendment; Reaffirmation. This Amendment shall be deemed a “Loan Document.” On and after the date hereof each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as supplemented by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. By executing and delivering a copy hereof, each applicable Obligor hereby agrees and confirms that all Loans and Obligations shall be guaranteed and secured pursuant to the Loan Documents as provided therein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.
CNO Financial Group, Inc.
By: /s/ Scott L. Galovic
Name: Scott L. Galovic
Title: VP/Treasurer

MORGAN STANLEY SENIOR FUNDING, INC.,
as Agent

By: /s/ Stephen B. King
Name: Stephen B. King
Title: VP

Annex A

Section 7.11 - Debt to Total Capitalization Ratio

(a)	Maximum permitted:			30%
(b)	Actual (measured as of the Statement Date):
	(i)	the principal amount of and accrued but unpaid interest on all Indebtedness of the Company outstanding on such date:		$_________
		(A)	Indebtedness owing to any Subsidiary Guarantor:	$_________
		(B)	the liabilities (if any) of the Company in respect of Swap Contracts as determined by reference to the Swap Termination Value thereof:	$_________
		(C)	sum of (b)(i)(A) + (b)(i)(B):	$_________
		(D)	(b)(i) minus (b)(i)(C):	$_________
	(ii)	Total Capitalization:
		(A)	Total Shareholders' Equity of the Company:	$_________
		(B)	plus cumulative impact of ASU 2010-26 on Total Shareholders' Equity since its adoption (1):	$_________
		(C)	sum of (b)(i)(D) + (b)(ii)(A) + (b)(ii)(B):	$_________
(c)	Ratio of (b)(i)(D) to (b)(ii)(C):			_________

____________________________
(1) Impact in most recent Fiscal Quarter: $____________.